Exhibit 3.3
003142-11-DAE-CH
The State of Texas
Secretary of State
CERTIFICATE OF INCORPORATION
OF
DI ENERGY, INC.,
CHARTER NUMBER 557830
     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED AND VERIFIED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.
     ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN HIM BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.
DATED APR. 13, 1981

/s/ G. W. Strake, Jr.

Secretary of State

ARTICLES OF INCORPORATION
OF
DI ENERGY, INC.
          The undersigned, a natural person eighteen years of age or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
          The name of the corporation is DI Energy, Inc.
ARTICLE TWO
          The period of the corporation’s duration is perpetual.
ARTICLE THREE
          The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.
ARTICLE FOUR
          The aggregate number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $1.00 each.
ARTICLE FIVE
          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX
          No shareholder shall be entitled as a matter of right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares. Such additional shares, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.
ARTICLE SEVEN
          At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.
ARTICLE EIGHT
          The address of the initial registered office of the corporation is 5629 FM 1960 W., Suite 202, Houston, Texas 77069 and the name of its initial registered agent at such address is Max M. Dillard.
ARTICLE NINE
          The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

NAME	ADDRESS
Max M. Dillard	5629 FM 1960 West
Suite 202
Houston, Texas 77069
ARTICLE TEN
          Upon resolution adopted by the Board of Directors, the corporation shall be entitled to purchase shares of its own capital stock to the extent of the aggregate of the available unrestricted capital surplus and available unrestricted reduction surplus.
ARTICLE ELEVEN
          The name and address of the incorporator is:

NAME	ADDRESS
Valerie Lebeaux	2500 Exxon Building
Houston, Texas 77002
          IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 9th day of April, 1981.

/s/ Valerie Lebeaux

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
          BEFORE ME, the undersigned authority, on this day personally appeared Valerie Lebeaux, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.
          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 9th day of April, 1981.

/s/ Martha Anne Nelson

Notary Public in and for
Harris County, TEXAS